                                                                    EXHIBIT 5(b)

                                 WIGGIN & DANA
                               ONE CENTURY TOWER
                      NEW HAVEN, CONNECTICUT  06508-1832

                                  November 3, 1995

The United Illuminating Company
157 Church Street
New Haven, Connecticut

Dear Sirs:

     In connection with the proposed issuance and sale by Meridian Trust Company, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee") under a Trust Agreement with an equity investor (the "Trust Agreement"), of Seabrook 1 Secured Lease Obligation Bonds, such Bonds being secured by, among other things, an assignment of rentals under the Facility Lease, dated as of August 1, 1990, between the Owner Trustee, as Lessor, and The United Illuminating Company (the "Company"), as Lessee (the "Lease"), as proposed to be supplemented and amended by a Lease Supplement No. 1 thereto (the "Supplement") substantially in the form filed as Exhibit 4(e) to the registration statement on Form S-3 (the "Registration Statement") relating to such Bonds under the Securities Act of 1933, as amended, and in connection with the filing of the Registration Statement, we advise you that, in our opinion, when (i) the Supplement and the documents filed as Exhibits 4(c), (g), (k) and
(m) to the Registration Statement shall have been duly authorized, executed and delivered by the parties thereto, and (ii) the Supplement or notice thereof shall have been recorded in the Rockingham County, New Hampshire, Registry of Deeds, the obligations of the Company under the Lease, as supplemented and amended by the Supplement, to make the rental payments specified therein will be valid and binding obligations of the Company.

     We are members of the Connecticut Bar and do not hold ourselves out as experts on the laws of any other state. As to all matters of New York law, we have relied upon an opinion of even date herewith addressed to you by Reid & Priest LLP of New York, New York, special counsel for the Company, and as to matters of New Hampshire law, we have relied on an opinion of even date herewith addressed to you by Devine, Millimet & Branch, Professional Association, of Manchester, New Hampshire, New Hampshire counsel for the Company, which opinions are filed as exhibits to the Company's said Registration Statement.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we also consent to such references to our firm in the Registration Statement and in the prospectus constituting a part thereof.

                                  Very truly yours,


                                  /s/ Wiggin & Dana

                                  WIGGIN & DANA